TELEFLEX INCORPORATED
                          1990 Stock Compensation Plan


1.   Purpose of Plan

     The purpose of the Plan is to provide individual performance incentives and awards to the Company's employees, to assist the Company in retaining the employment of valued employees by offering them a greater stake in the Company's success and a closer identity with it, to aid in gaining the services of individuals whose employment would be helpful to the Company and would contribute to its success, and to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue as a director of the Company.

2.   Definitions

     (a) "Board" means the board of directors of the Parent Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the committee described in Paragraph 5.

     (d) "Company" means Teleflex Incorporated and each of its Subsidiary Companies.

     (e) "Consultant" means a person who provides personal services to the Company, otherwise than as an employee or director, pursuant to a contract with a Company calling for the equivalent of at least 100 work days service per year.

     (f) "Date of Grant" means the date on which an Option or a Restricted Stock Award is granted.

     (g) "Eligible Director" means any member of the Board who is not an officer or employee of the Company.

     (h) "Family Member" of an Optionee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Optionee, including adoptive relationships, any individual sharing the Optionee's household (other than a tenant or employee), any trust in which any one or more of the Optionee and the foregoing individuals together hold more than fifty percent of the beneficial interests, any foundation in which any one or more of the Optionee and the foregoing individuals together control the management of assets of the foundation and any other entity in which any one or more of the Optionee and the foregoing individuals together own more than fifty percent of the voting interests.

     (i) "Incentive Stock Option" means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option and containing the terms specified herein for Incentive Stock Options.

     (j) "Non-Qualified Option" means an Option granted under the Plan designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options.

     (k) "Officer" means an officer as defined in Rule 3b-2 (or any similar rule) of the Securities and Exchange Commission.

     (l) "Option" means any stock option granted under the Plan and described either in Paragraph 3(a) or 3(b).

     (m) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

     (n) "Parent Company" means Teleflex Incorporated.

     (o) "Participant" means a person to whom a Restricted Stock Award has been granted under the Plan, the Shares under which have not yet Vested in full or the Restriction Period of which has not expired.

     (p) "Relationship" of a person with the Company means the relationship of such person with the Company as an employee, an Eligible Director or a Consultant.

     (q) "Restricted Stock Award" means any award of Shares granted under the Plan and described in Paragraph 3(c).


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     (r) "Restriction Period" means the period of time commencing with the Date of Grant during which restrictions shall apply to the Shares subject to a Restricted Stock Award, as determined by the Committee.

     (s) "Shares" means shares of common stock of the Parent Company.

     (t) "Subsidiary Companies" means all corporations that at any relevant time are subsidiary corporations to the Parent Company within the meaning of section 425(f) of the Code.

     (u) "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 425(d) of the Code, stock possessing more ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and (f) of the Code.

     (v) "Value" on any date means the mean between the highest and lowest prices of actual sales of Shares on the principal national securities exchange on which the Shares are listed on such date (or if such securities exchange shall not be open for the trading of securities on such date, the last previous day in which such exchange was so open) or, if there are no such sales on such date, the mean between the closing bid and asked prices of the Shares on such exchange on such date (in each case, rounded to the nearest $.25).

     (w) "Vest" as to any Shares subject to a Restricted Stock Award, means the lapse of the possibility of forfeiture of such Shares pursuant to Paragraph 9(d).

3.   Rights to be Granted

     Rights that may be granted under the Plan are:

          (a) Incentive Stock Options that give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than their Value on the Date of Grant;

          (b) Non-Qualified Options that give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than their Value on the Date of Grant; and

          (c) Restricted Stock Awards that give the Participant the right to receive without payment a specified number of Shares subject to forfeiture under specified circumstances on termination of employment by a Company during the Restriction Period applicable to the Shares.


4.   Stock Subject to Plan

     Subject to Paragraph 12, not more than 4,100,000 Shares in the aggregate may be issued pursuant to the Plan. If an Option terminates or expires without having been exercised in full or if any Shares subject to a Restricted Stock Award are forfeited, other Options or Restricted Stock Awards may be granted covering such Shares.

5.   Administration of Plan

     (a) The Plan shall be administered by the Committee, which shall be composed of three directors of the Parent Company appointed by the Board.

     (b) The Committee may delegate to a person designated from time to time by the Committee as the Plan Administrator the Committee's discretion pursuant to Paragraphs 8(c), 8(j) and 9(e).

6.   Grant of Rights

     (a) Subject to Paragraph 7, the Committee, or the Board on the recommendation of the Committee, may grant Non-Qualified Options and Restricted Stock Awards to Eligible Directors and Options and Restricted Stock Awards to eligible employees of the Company.

7.  Eligibility

     (a) of the Company who are officers or persons whose principal duties consist of supervising the Options and Restricted Stock Awards may be granted only to Eligible Directors and employees work of other employees of the Company or who are otherwise key employees of the Company, including employees who are also directors.


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     (b) An Incentive Stock Option shall not be granted to a Ten Percent
Shareholder except on such terms concerning the option price and period of exercise as are provided in Paragraphs 8(a) and 8(e) with respect to such a person.

     (c) The maximum aggregate number of Shares with respect to which Options may be granted to any one person in any five year period is 5% of the shares authorized for issuance under the Plan.

     (d) The maximum aggregate number of Shares with respect to which Restricted Stock Awards may be granted to any one person in any five year period (when aggregated with the number of Options granted to such person in such period) is 5% of the shares authorized for issuance under the Plan.

8.   Option Agreements and Terms

     All Options shall be granted prior to February 4, 2000 and be evidenced by option agreements that shall be executed on behalf of the Parent Company and by the respective Optionees. Each Option shall be granted on the following terms and such additional terms, not inconsistent therewith or with any other provisions of this Plan, as the Committee shall determine and set forth in the option agreement therefor, including without limitation conditions to the exercise of such Option relating to the attainment of one or more performance goals, the occurrence of other specified events or the existence of other specified conditions.

          (a) Option Price. The option price per Share of any Options granted to an Optionee shall be determined by the Committee but shall not be less than 100 percent of the Value of the Shares on the Date of Grant; provided that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110 percent of the Value of the Shares on the Date of Grant.

          (b) Restrictions on Transferability. An Option may be transferred by will or the laws of descent and distribution. An Incentive Stock Option may not be otherwise transferred and, during the lifetime of the Optionee thereof, shall be exercisable only by such Optionee. Subject to the prior approval of the Committee, a Non-Qualified Option may be transferred by an Optionee during his or her lifetime (i) under a domestic relations order in settlement of marital property rights, (ii) to an entity of which one or more of the Family Members of the Optionee and the Optionee own more than fifty percent of the voting interests in exchange for an interest in that entity or (iii) by gift to one or more persons each of whom is a Family Member of the Optionee. A person to whom rights in an Option shall have been transferred in accordance with this Paragraph may exercise such Option, to the extent of the rights transferred to such person, only in accordance with the provisions of Paragraph 8(e).

          (c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Committee at the time of exercise, by surrendering, or by the Parent Company's withholding from Shares purchased, Shares with an aggregate Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash.

          (d) Issuance of Certificates; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to subparagraph (j), the Parent Company shall deliver a certificate for the number of whole Shares and a check for the Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

          (e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part during such period as may be determined by the Committee and stated in the option agreement, subject to the following further limitations:

               (i) No Option shall be exercisable before six months (in the case of a Non-Qualified Option granted to an Eligible Director) or one year (in the case of any other Option) from the Date of Grant. No Option shall be exercisable after five years (in the case of an Option granted to a Ten Percent Shareholder) or after ten years (in the case of any other Option) from the Date of Grant.

               (ii) The time when an Incentive Stock Option shall be exercisable with respect to any Shares shall comply with subparagraph (g) of this Paragraph.

               (iii) If an Optionee of an Incentive Stock Option ceases to be an employee of the Company, such Option may not be exercised after the expiration of the applicable period after such cessation of employment stated below:

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                    (1) If such employment shall have ceased for any reason
               other than the death or disability of such Optionee, such period shall be three months after such cessation of employment;

                    (2) If such employment shall have ceased by reason of the
               death of such Optionee, such period shall be six months after such cessation of employment; or

                    (3) If such employment shall have ceased by reason of the
               disability of such Optionee, such period shall be the longer of three months after such cessation of employment or such period, if any, ending not more than one year after such cessation of employment, as the Committee may determine not later than three months after such cessation of such employment.

               (iv) If an Optionee of a Non-Qualified Option (other than a Non-Qualified Option granted to an Eligible Director) ceases to have a Relationship with the Company, such Option may not be exercised after the expiration of the applicable period after such cessation of such Relationship stated below:

                    (1) If such Relationship shall have ceased for any reason
               other than the death or disability of such Optionee, such period shall be three months after such cessation of Relationship;

                    (2) If such Relationship shall have ceased by reason of the death of such Optionee, such period shall be six months after such cessation of Relationship; or

                    (3) If such Relationship shall have ceased by reason of the disability of such Optionee, such period shall be the longer of three months after such cessation of Relationship or such period, if any, after such cessation of Relationship as the Committee may determine not later than three months after such cessation of Relationship.

               (v) If an Optionee of a Non-Qualified Option granted to an Eligible Director ceases to have a Relationship with the Company, such Option may not be exercised after the expiration of such period, ending not more than five years after such cessation of Relationship, as may be determined by the Committee and stated in the option agreement.

               (vi) An Option exercisable after the Optionee thereof ceases to be an employee of the Company (in the case of an Incentive Stock Option) or after the Optionee thereof ceases to have a Relationship with the Company (in the case of Non-Qualified Option) shall be exercisable only to the extent exercisable as of the date of such cessation.

               (vii) Notwithstanding the foregoing, an Option shall not be exercisable after five years (in the case of an Option granted to a Ten Percent Shareholder) or after ten years (in the case of any other Option) from the Date of Grant.

          (f) Date and Notice of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to subparagraph (j). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must state whether the person exercising the Option is exercising an Incentive Stock Option or a Non-Qualified Option and must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash or a combination of Shares and cash).

          (g) Limitation On Exercise Of Incentive Stock Options. The aggregate fair market value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of his or her employer corporation and its parent and subsidiary corporations, as defined respectively in sections 425(e) and (f) of the Code, shall not exceed $100,000. The foregoing limitation shall apply only to Incentive Stock Options granted under the Plan, and not to any other Options granted under the Plan.

          (h) No Relation Between Incentive Stock Options and Non-Qualified Options. The grant, exercise, termination or expiration of any Incentive Stock Option granted to an Optionee shall have no effect upon any Non-Qualified Option held by such Optionee, nor shall the grant, exercise, termination or expiration any Non-Qualified Option granted to an Optionee have any effect upon any Incentive Stock Option held by such Optionee.

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          (i) Continued Employment. Each Optionee holding an Incentive Stock
     Option shall agree that the Company shall have the right to require him or her to continue in the service of the Company for such period, not less than two years from the date the Option was granted, as the Board may determine and as may be stated in the option agreement.

          (j) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld upon the exercise of an Option shall be made on or before the date such taxes must be withheld, in cash or, at the election of the person exercising the Option and subject to the approval of the Committee by surrendering or by the Parent Company's withholding from Shares purchased, Shares with an aggregate Value on the date immediately preceding the date that the withholding taxes due are determined (the "Tax Date") equal to all or any portion of the withholding taxes not paid in cash.

9.   Restricted Stock Award Agreements and Terms

     All Restricted Stock Awards shall be granted prior to February 4, 2000 and be evidenced by restricted stock award agreements that shall be executed on behalf of the Parent Company and by the respective Participants. Each Restricted Stock Award shall be granted on the following terms and such additional terms, not inconsistent therewith or with any other provisions of this Plan, as the Committee shall determine and set forth in the restricted stock award agreement therefor, including without limitation conditions to the Vesting of the Shares subject thereto relating to the attainment of one or more performance goals, the occurrence of other specified events or the existence of other specified conditions.

          (a) Restrictions on Transferability. During the Restriction Period, neither a Restricted Stock Award nor any interest therein shall be transferable otherwise than by will or the laws of descent and distribution. Upon the death of a Participant the person to whom the rights shall have passed by will or the laws of descent and distribution shall become entitled to the Shares subject to the Restricted Stock Award only in accordance with the provisions of subparagraph (d).

          (b) Issuance of Certificates; Payment of Cash. Upon receipt from a Participant of a fully executed restricted stock award agreement and a stock power relating to the Shares issuable thereunder executed in blank by the Participant, the Parent Company shall issue to such Participant the Shares subject to the Restricted Stock Award. The certificates representing such Shares shall be registered in such Participant's name, with such legend thereon as the Committee shall deem appropriate. The Parent Company shall retain the certificates for such Shares pending the vesting or forfeiture thereof. Upon the vesting of any such Shares, the Company shall deliver to the Participant the certificates for such Shares. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

          (c) Restriction Period and Vesting Schedule. The Restriction Period for Restricted Stock Awards granted to a Participant and the times at which the Shares subject to such Restricted Stock Awards shall Vest shall be determined by the Committee and specified in the restricted stock award agreement, provided that no Shares shall Vest prior to one year from the Date of Grant. Notwithstanding the foregoing, only whole Shares shall Vest. In the event that a Participant shall become entitled to a fractional Share, such fractional Share shall not Vest unless and until the Participant becomes entitled to such number of fractional shares as shall be equal in sum to a whole Share.

          (d) Forfeiture of Shares; Vesting on Disability or Death.

               (i) In the event that a Participant shall cease to have a Relationship with the Company for any reason other than such Participant's death or disability, any Shares subject to such Participant's Restricted Stock Award which theretofore shall not have Vested shall automatically be forfeited by such Participant and revert to and become the property of the Company.

               (ii) Except as shall have been determined by the Committee and specified in the restricted stock award agreement, in the event that a Participant shall cease to have a Relationship with the Company by reason of such Participant's death or disability, any Shares subject to such Participant's Restricted Stock Award which theretofore shall not have Vested shall automatically be forfeited by the Participant and revert to and become the property of the Company, except that, if such cessation occurs more than one year after the date of the Award and, under the terms of the Award, no Shares have then Vested, there shall be Vested that portion of the Award that shall equal the ratio of (a) the number of whole years between the date of the Award and the date of such cessation to (b) the total Restriction Period to which the Award is subject.

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          (e) Payment of Withholding Taxes. Full payment for the amount of any taxes required by law to be withheld in connection with a Restricted Stock Award shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the Participant and subject to the approval of the Committee by surrendering, or by the Parent Company's withholding from Shares subject to such Restricted Stock Award which have Vested in such Participant. Shares with an aggregate Value on the Tax Date equal to all or any portion of the withholding taxes not paid in cash.

10.  Termination of Employment or Relationship

          (a) For the purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

          (b) The cessation of a person's employment by the Company, term of office as an Eligible Director or service as a Consultant will not result in the cessation of such person's Relationship so long as such person shall continue to serve without interruption as an employee of the Company, an Eligible Director or a Consultant.

11.  Rights as Stockholders

          (a) An Optionee shall have no right as a Stockholder with respect to any Shares covered by his or her Options until the date of the issuance of a stock certificate to him or her for such Shares.

          (b) Except as shall have been determined by the Committee and specified in the restricted stock award agreement, pending forfeiture of Shares subject to a Restricted Stock Award, the Participant thereunder shall have all of the rights of a holder of such Shares including without limitation the right to receive such dividends as may be declared from time to time and to vote such Shares (in person or by proxy).

12.  Changes in Capitalization

     In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in the number of Shares that may be subject to Options and Restricted Stock Awards, in the aggregate and individually, the number of Shares subject to each then outstanding Option and the option price of each then outstanding Option.

13.  Mergers, Dispositions and Certain Other Transactions

     If during any Restriction Period or during the term of any Option the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or a partial liquidation of the Parent Company, the Parent Company may choose to take no action with regard to the Options and the Restricted Stock Awards outstanding or to take any of the following courses of action:

          (a) Subject to the limitations on the exercise of Incentive Stock Options contained in Paragraph 8(g), not less than 15 days nor more than 60 days prior to any such transaction, all Optionees shall be notified that their Options shall expire on the 45th day after the date of such notice, in which event all Optionees shall have the right to exercise all of their Options prior to such new expiration date;

          (b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price shall not be less than the excess of the Value of the Shares over the option price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition;

          (c) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the shares of the surviving, new or acquiring corporation issued in exchange for any Shares subject to Restricted Stock Awards shall be subject to the same restrictions as the Shares issued pursuant to the Restricted Stock Awards; or

          (d) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Participants to realize the value of rights granted to them under the Plan.


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14.  Plan Not to Affect Employment

     Neither the Plan nor any Option or Restricted Stock Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

15.  Interpretation

     The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options shall constitute Incentive Stock Options within the meaning of Section 422A of the Code, that the Non-Qualified Options and Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

16.  Amendments

     The Plan, any Option and the related option agreement and any Restricted Stock Award and the related restricted stock award agreement may be amended by the Board or the Committee, but any amendment that increases the aggregate number of Shares that may be issued pursuant to the Plan upon the exercise of Options or the grant of Restricted Stock Awards, that changes the class of eligible employees, or that otherwise requires the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule I6b-3 (or any similar rule) of the Securities and Exchange Commission shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable state law and the terms of the Parent Company's capital stock to make the amendment effective. Notwithstanding the foregoing, no amendment shall be made which would disqualify any member of the Committee from being "disinterested" within the meaning of Rule I6b-3 (or any similar rule) of the Securities and Exchange Commission. No outstanding Option shall be adversely affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option. No Restricted Stock Award shall be adversely affected by any such amendment without the written consent of the Participant or other person then entitled to receive the Shares subject to such Restricted Stock Award.

17.  Securities Laws

     The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18.  Effective Date and Term of Plan

     The Plan shall become effective on the date on which the Plan is adopted by the Shareholders of the Parent Company, and shall expire on February 4, 2000 unless sooner terminated by the Board. The Board shall submit the Plan to the shareholders of the Parent Company for their approval at the first annual meeting of shareholders held after February 4,1990 unless such shareholders' approval shall have been obtained prior to such meeting. Any Option or Restricted Stock Award granted before the approval of the Plan by the Parent Company's shareholders shall be expressly conditioned upon, and any Option shall not be exercisable until, such approval on or prior to the date of the first annual meeting of such shareholders after February 4, 1990. If such shareholder approval is not received before February 4,1991, the Board shall have the right to terminate the Plan, in which case all Options granted under the Plan shall expire and all Restricted Stock Awards granted under the Plan shall be forfeited.


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